Exhibit 10.1

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

Reference is made to the employment agreement between Mark J. Barrenechea and Open Text Corporation dated as of October 30, 2012, as amended (the “Employment Agreement”). Defined terms used herein are as defined in the Employment Agreement unless otherwise stated.

Section 3 of the Employment Agreement is hereby amended to provide that on the sixth anniversary of the Effective Date, the Term shall be extended for an additional three-year period, and shall be extended automatically thereafter for an additional one-year period unless either party to the Employment Agreement provides the other party with notice of non-renewal at least three months before any such anniversary, or the parties otherwise agree. All terms and conditions of the Employment Agreement, except as varied by this Amendment No. 3, remain in full force and effect.

IN WITNESS WHEREOF, the Executive and the Corporation have executed this Amendment No. 3 to the Employment Agreement as of the 1st day of June, 2017.

Open Text Corporation                 Mark J. Barrenechea

/s/ Gordon A. Davies	/s/ Mark J. Barrenechea

Name:    Gordon A. Davies
Title:    Executive Vice President,
Chief Legal Officer and
Corporate Development